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                                                                    Exhibit 10.2

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                               SUNOCO PARTNERS LLC
                      DIRECTORS' DEFERRED COMPENSATION PLAN

                                   Dated as of
                                  July 22, 2002


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                                    ARTICLE I

                                   Definitions

     As used in this Plan, the following terms shall have the meanings herein specified:

     1.1 95% Withdrawal - shall have the meaning provided herein at Section 7.1.

     1.2 Change in Control - shall mean, and shall be deemed to have occurred, upon the occurrence of one or more of the following events:

          (a) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or the Partnership to any Person or its Affiliates, other than to Sunoco or any Affiliate of Sunoco;

          (b) the consolidation, reorganization, merger or other transaction pursuant to which more than fifty percent (50%) of the combined voting power of the outstanding equity interests in the Company cease to be owned by Sunoco and its Affiliates;

          (c) a "Change in Control" of Sunoco, as defined from time to time in the Sunoco stock plans; or

          (d) the general partner (whether the Company or any other Person) of the Partnership ceases to be an Affiliate of Sunoco.

     1.3 Committee - shall mean the entire board of directors of the Company acting as an administrative committee of the whole, or such other committee of the Board as may be appointed from time to time for purposes of administering this Plan.

     1.4 Common Unit - shall mean a common unit, representing a limited partnership interest in the Partnership.

     1.5 Company - shall mean Sunoco Partners LLC, a Pennsylvania limited liability company. The term "Company" shall include any successor to Sunoco Partners LLC, any subsidiary or affiliate which has adopted the Plan, or an entity that succeeds to the business of Sunoco Partners LLC, or any subsidiary or affiliate, by merger, consolidation, liquidation or purchase of assets or stock or similar transaction.

     1.6 Compensation - shall mean those fees and retainers payable by the Company to a Participant in consideration for service as a Director.

     1.7 DER (or Distribution Equivalent Right) - shall mean, with regard to a specific Restricted Unit (whether held in a Voluntary Deferred Compensation Account or in a Mandatory Deferred Compensation Account), the contingent right to receive an amount in cash equal to the

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cash distributions made by the Partnership with respect to a Common Unit during the period such Restricted Unit is outstanding.

     1.8 Director - shall mean a member of the Board of Directors of Sunoco Partners LLC.

     1.9 Mandatory Deferred Compensation Account - shall mean, with respect to any Participant, the total amount of the Company's liability for payment of compensation mandatorily deferred by the Participant under this Plan.

     1.10 Mandatory Form of Continuing Deferral - shall mean and refer to the written commitment by a Participant, in the form prescribed by the Committee, to mandatorily defer the payment of all of the Board Restricted Unit Retainer awarded to such Participant under this Plan pursuant to Article IV hereof.

     1.11 Participant - shall mean a Director, or former Director, who either voluntarily has elected to defer, or is required mandatorily to defer, the receipt of Compensation in accordance with the terms of this Plan.

     1.12 Partnership - shall mean Sunoco Logistics Partners L.P., a Delaware limited partnership.

     1.13 Plan - shall mean this Sunoco Partners LLC Directors' Deferred Compensation Plan, as it may be amended from time to time.

     1.14 Restricted Unit - shall mean a phantom, or notional, unit (equivalent in value and in cash distribution rights to a Common Unit), entered as a credit in either the Mandatory Deferred Compensation Account, or the Voluntary Deferred Compensation Account of a Participant and which, upon death, retirement or termination of Board service (for mandatorily deferred compensation) or upon earlier payout under the terms of this Plan (for voluntarily deferred compensation), entitles the Participant to receive a Common Unit.

     1.15 Voluntary Deferred Compensation Account - shall mean, with respect to any Participant, the total amount of the Company's liability for payment to the Participant of voluntarily deferred compensation under this Plan, including any payments in respect of DERs.

     1.6 Voluntary Deferred Payment Election Form - shall mean and refer to the written election by a Participant, in the form prescribed by the Committee, to voluntarily defer the payment of all or a portion of such Participant's Compensation under this Plan pursuant to Article II hereof.

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                                   ARTICLE II

                  Voluntary Deferral of Directors' Compensation

     2.1 Election to Defer. Prior to the beginning of any calendar quarter, a Participant may elect voluntarily to defer in the form of Restricted Units, all or a portion of the cash-based Compensation that would otherwise be paid to the Participant in the next succeeding calendar quarter, by filing a written notice of election with the Secretary of the Company on the form(s) prescribed by the Committee. Any such voluntary deferral election shall apply only to cash-based Compensation to be earned on or after the first day of the calendar quarter following the calendar quarter in which the election is received by the Secretary of the Company. An election to defer, made in accordance with this
Article II shall be irrevocable. The deferral election form(s) also will permit the Participant to specify:

       (a) the percentage of the cash-based Compensation to be deferred;

       (b) the selection of a method of payment as set forth in Article III; and

       (c) the designation of a beneficiary as set forth in Article V.

     Without any further action by Participant, the choices specified in the Participant's Voluntary Deferred Payment Election Form regarding the percentage of Compensation deferred and the designation of a beneficiary each shall continue and be applied from calendar quarter to calendar quarter to amounts yet to be deferred. Until further express written notification to the contrary, on a form prescribed by the Committee, these choices shall continue to be applied prospectively to amounts to be credited to the Participant's Voluntary Deferred Compensation Account balance.

     2.2 Subsequent Change in Method of Payment Election.

       (a) Change in Method of Payment Prior to Commencement of Distribution or Payment. With the approval of the Committee, and at any time not later than twelve (12) months prior to the commencement of any payment or distribution of the amounts credited to the Participant's Voluntary Deferred Compensation Account, a Participant in this portion of the Plan may file a written request with regard to the method of payment (i.e., a series of installments versus lump-sum payout), on a form prescribed by the Committee, which will revoke all such earlier or prior elections with regard to the method of payment (i.e., a series of installments versus lump-sum payout), and such new choice as to method of payment will be applied both to amounts previously credited to the Participant's current Voluntary Deferred Compensation Account balance, as well as to amounts to be credited to such Voluntary Deferred

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     Compensation Account balance prospectively. Any such new or subsequent election that is made less than twelve (12) months prior to the commencement of any payment or distribution of the amounts credited to the Participant's Voluntary Deferred Compensation Account, will be null and void, and the Participant's most recent preceding timely election will be reinstated.

          (b) Change in Method of Payment Following Commencement of Distribution or Payment. After payment or distribution of amounts credited to the Participant's Voluntary Deferred Compensation Account has commenced, the Participant may not change the period of time for which such amounts are payable. However the Participant may convert installment payments to a lump sum distribution subject to a penalty equal to a five percent (5%) reduction in the balance of the Participant's Voluntary Deferred Compensation Account, which shall be forfeited to the Company.

     2.3 Amount of Deferral. The amount of cash-based Compensation to be voluntarily deferred shall be designated by the Participant as a percentage of such cash-based Compensation in multiples of five percent (5%) but shall not be less than ten percent (10%).

     2.4 Time of Election. Except as otherwise determined by the Committee in its sole discretion, an election to defer must be filed and received by the Committee by the end of the calendar quarter preceding the calendar quarter in which the cash-based Compensation is to be earned. A new Director also may elect voluntarily to defer cash-based Compensation prior to the commencement of his or her term in office.

                                   ARTICLE III

                    Voluntary Deferred Compensation Accounts

     3.1 Creation of Voluntary Deferred Compensation Accounts. Cash-based Compensation voluntarily deferred hereunder shall be credited to a Voluntary Deferred Compensation Account established by the Company for each Participant. The portion of cash-based Compensation thus voluntarily deferred by the Participant shall be converted into a number of Restricted Units credited to a Participant's Voluntary Deferred Compensation Account as set forth in the Plan.

     3.2 Crediting Restricted Units. Restricted Units shall be credited to a Participant's Voluntary Deferred Compensation Account at the time the cash-based Compensation otherwise would have been paid had no election to defer been made. The number of Restricted Units to be credited to the Voluntary Deferred Compensation Account shall be determined by dividing the Compensation by the average closing price for Common Units of the Partnership as published in the Wall Street

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Journal under the caption "New York Stock Exchange Composite Transactions" for the ten (10) day period prior to the day on which the Compensation otherwise would have been paid. Any fractional Restricted Units also shall be credited to a Participant's Voluntary Deferred Compensation Account. The number of Restricted Units in a Participant's Voluntary Deferred Compensation Account shall be adjusted appropriately by the Committee in the event of changes in the Partnership's outstanding Common Units by reason of any distribution, re-capitalization, merger, consolidation, split-up, combination, exchange of units or the like, and such adjustments shall be conclusive. Crediting of Restricted Units to a Participant's Voluntary Deferred Compensation Account shall not entitle the Participant to the rights of a limited partner of the Partnership or holder of Partnership Common Units.

     3.4 Crediting DERs. For each Restricted Unit in the Participant's Voluntary Deferred Compensation Account, the Company shall credit such account with an amount, in respect of DERs, equal to the cash distributions declared on a Common Unit of the Partnership. The crediting shall occur as of the date on which such cash distributions on the Common Units are paid. The number of Restricted Units to be credited to the Participant's Voluntary Deferred Compensation Account shall be calculated by dividing the number of DERs by the average closing price for the Partnership's Common Units as published in the Wall Street Journal under the caption "New York Stock Exchange Composite Transactions" for the period of ten (10) trading days prior to the day on which the cash distributions are paid on the Partnership's Common Units. Any fractional Restricted Units also shall be credited to the Participant's Voluntary Deferred Compensation Account.

     3.7 Time of Payment.

          (a) Election of Benefit Commencement Date. Except as provided in
     Section 2.2 hereinabove, and in Article VII hereof, all payments of a Participant's Voluntary Deferred Compensation Account shall be made at, or shall commence on, the date selected by the Participant in accordance with the terms of this Section 3.7. The date of payment or distribution must be irrevocably specified by the Participant in his or her most recently filed written Voluntary Deferred Payment Election Form. If the Participant fails to designate a time of payment, payment shall commence on the first day of the calendar year following termination of Board membership. The Participant may elect to defer the receipt of his or her cash-based Compensation to:

               (1) the first day of any calendar quarter, provided such date is at least six (6)

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          months after the end of the calendar quarter in which the cash-based
          Compensation is earned; or

               (2) the first day of the calendar year following the date of:

                    (i) retirement as a Director;

                    (ii) termination of Board membership; or

                    (iii) death. Upon the death of a Participant, prior to the final payment of all amounts credited to such Participant's Voluntary Deferred Compensation Account, the balance of such Voluntary Deferred Compensation Account shall be paid in accordance with Article V, commencing on the first day of the calendar year following the year of death.

         Notwithstanding the foregoing provisions of this Section 3.7, and except as provided in Article VII, in no event shall any payment or distribution be made within six (6) months of the cash-based Compensation being earned or awarded. The benefit commencement date may not be later than the third calendar year following the attainment of mandatory retirement age for Directors.

          (b) Acceleration of Benefit Commencement Date Prior to Payment. At any time prior to the commencement of any payment or distribution of a Participant's Voluntary Deferred Compensation Account, such Participant may request in writing to accelerate the receipt of all or a specified portion of such voluntarily deferred cash-based Compensation amounts to the first day of any calendar quarter; provided, however, that such date is at least six (6) months after the end of the quarter in which the cash-based Compensation is earned. Any such acceleration will be subject to a penalty equal to a five percent (5%) reduction in the balance of the Participant's Voluntary Deferred Compensation Account, which shall be forfeited to the Company;


     3.8 Method of Payment. A Participant in this portion of the Plan shall have the option of:

          (a) selecting a lump-sum payment;

          (b) selecting a series of approximately equivalent annual installments (adjusted as necessary to reflect amounts accrued during the installment payout period in respect of DERs) in such number of installments as the Participant shall specify (not exceeding twenty (20) installments); or

          (c) not selecting a method of payment at the time the Voluntary Deferred Payment Election Form is prepared. If the Participant does not select a method of payment, then at

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     least twelve (12) months prior to the time the deferral amount is scheduled to be paid, the Participant must notify the Secretary of the Company as to the specific method of payment which will be either in a lump sum or in approximately equivalent annual installments, and such election shall be subject to the consent of the Committee. Failure to provide appropriate notification to the Secretary of the Company will result in a lump sum payment on the deferral payment date.

     A Participant in this portion of the Plan shall receive in cash all voluntarily deferred cash-based Compensation credited to such Participant's Voluntary Deferred Compensation Account. Restricted Units credited to the Participant's Voluntary Deferred Compensation Account shall be valued at the average closing price for Common Units of the Partnership as published in the Wall Street Journal under the caption "New York Stock Exchange Composite Transactions" for the ten (10) day period prior to each new calendar year.

                                   ARTICLE IV

                    Mandatory Deferred Compensation Accounts

     4.1 Creation of Mandatory Deferred Compensation Accounts. Compensation deferred under this Article IV shall be credited, in the form of Restricted Units, to a Mandatory Deferred Compensation Account established by the Company for each Participant. Payout of such mandatorily deferred Compensation amounts shall not commence until death, retirement or the termination of Board service.

     4.2 Crediting Restricted Units. If the Committee elects to do so, each Participant serving as a director of the Company, but who is not also an employee of the Company, or any subsidiary or affiliate thereof, will be paid, in quarterly installments, an aggregate annual dollar amount (the "Board Restricted Unit Retainer") to be credited to a Participant's Mandatory Deferred Compensation Account in the form of Restricted Units. The number of Restricted Units to be credited quarterly to the Participant's Mandatory Deferred Compensation Account shall be determined by dividing the Board Restricted Unit Retainer quarterly installment cash amount by the average closing price for Common Units of the Partnership as published in the Wall Street Journal under the caption "New York Stock Exchange Composite Transactions" for the ten (10) day period prior to the day on which the quarterly installment payment is due.

     The number of Restricted Units in a Participant's Mandatory Deferred Compensation Account shall be adjusted appropriately by the Committee in the event of changes in the Partnership's

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outstanding Common Units by reason of any distribution, re-capitalization, merger, consolidation, split-up, combination, exchange of units or the like, and such adjustments shall be conclusive. Crediting of Restricted Units to a Participant's Mandatory Deferred Compensation Account shall not entitle the Participant to the rights of a limited partner of the Partnership or holder of Partnership Common Units.

     4.4 Crediting DERs. For each Restricted Unit in the Participant's Mandatory Deferred Compensation Account, the Company shall credit such account with an amount, in respect of DERs, equal to the cash distributions declared on a Common Unit of the Partnership. The crediting shall occur as of the date on which such cash distributions on the Common Units are paid. The number of Restricted Units to be credited to the Participant's Mandatory Deferred Compensation Account shall be calculated by dividing the number of DERs by the average closing price for the Partnership's Common Units as published in the Wall Street Journal under the caption "New York Stock Exchange Composite Transactions" for the period of ten (10) trading days prior to the day on which the cash distributions are paid on the Partnership's Common Units. Any fractional Restricted Units also shall be credited to the Participant's Mandatory Deferred Compensation Account.

     4.5 Time of Payment.

          (a) Benefit Commencement Date for Mandatory Deferred Compensation Account. All payments of a Participant's Mandatory Deferred Compensation Account shall be made at, or shall commence on, the date selected by the Participant in accordance with the terms of this Article IV. The date of payment or distribution must be specified by the Participant in his or her written Mandatory Form of Continuing Deferral unless such election is revoked. A Participant's revocation must be submitted in writing to the Secretary of the Company. If the Participant makes a new election with regard to the date of payment or distribution for mandatorily deferred Compensation, such new election will apply only prospectively to any additional Restricted Units to be credited to the Mandatory Deferred Compensation Account. If the Participant fails to designate a time of payment, payment shall commence on the first day of the calendar year following termination of Board service.

          The Participant may elect to defer the receipt of such Participant's Board Restricted Unit Retainer to the first day of the year following the date of:

               (1) retirement as a Director;

               (2) termination of Board service; or

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               (3) death. Upon the death of a Participant, prior to the final payment of all amounts credited to such Participant's Mandatory Deferred Compensation Account, the balance of such Mandatory Deferred Compensation Account shall be paid in accordance with Article V, commencing on the first day of the calendar year following the year of death.

          Notwithstanding the foregoing provisions of this Section 4.5, in no event, however, shall any payment or distribution be made within the six
     (6) months of any quarterly installment of the Board Restricted Unit Retainer being earned. The benefit commencement date may not be later than the third calendar year following the attainment of mandatory retirement age for Directors.

          (b) Acceleration of Benefit Commencement Date Prior to Payment. At any time prior to the commencement of any payment or distribution of a Participant's Mandatory Deferred Compensation Account, such Participant may request in writing to accelerate the receipt of all or a specified portion of such Mandatory Deferred Compensation Account amounts to the first day of any calendar quarter; provided, however, that such date is at least six (6) months after the end of the quarter in which any amount of the mandatorily deferred Compensation subject to such acceleration request has been earned. Any such acceleration will be subject to a penalty equal to a five percent (5%) reduction in the balance of the Participant's Mandatory Deferred Compensation Account, which shall be forfeited to the Company.

     4.6 Method of Payment. Participant shall have the option of:

          (a) selecting a lump sum payment;

          (b) selecting a series of approximately equivalent annual installments (adjusted as necessary to reflect amounts accrued during the installment payout period in respect of DERs) in such number of installments as the Participant shall specify (not exceeding twenty (20) installments); or

          (c) not selecting a method of payment at the time the Mandatory Form for Continuing Deferral is prepared. If the Participant does not select a method of payment, then, at least twelve (12) months prior to the time the deferral amount is scheduled to be paid, the Participant must notify the Secretary of the Company as to the specific method of payment which will be either in a lump sum or in approximately equivalent annual installments, and such election shall be subject to the consent of the Committee. Failure to provide appropriate notification to the Secretary of the Company will result in a lump sum payment on the deferral payment date.

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     The Participant shall receive in cash all mandatorily deferred Compensation credited to such Participant's Mandatory Deferred Compensation Account. Restricted Units credited to the Participant's Mandatory Deferred Compensation Account shall be valued at the average closing price for Common Units of the Partnership as published in the Wall Street Journal under the caption "New York Stock Exchange Composite Transactions" for the ten (10) day period prior to each new calendar year.

     4.7 Subsequent Change in Method of Payment Election.

          (a) Change in Method of Payment Prior to Commencement of Distribution or Payment. With the approval of the Committee, and at any time not later than twelve (12) months prior to the commencement of any payment or distribution of the amounts credited to the Participant's Mandatory Deferred Compensation Account, the Participant may file a written request with regard to the method of payment (i.e., a series of installments versus lump-sum payout), on a form prescribed by the Committee, which will revoke all such earlier or prior elections with regard to the method of payment (i.e., a series of installments versus lump-sum payout), and such new choice as to method of payment will be applied both to amounts previously credited to the Participant's current Mandatory Deferred Compensation Account balance, as well as to amounts to be credited to such Mandatory Deferred Compensation Account balance prospectively. Any such new or subsequent election that is made less than twelve (12) months prior to the commencement of any payment or distribution of the amounts credited to the Participant's Mandatory Deferred Compensation Account, will be null and void, and the Participant's most recent preceding timely election will be reinstated.

          (b) Change in Method of Payment Following Commencement of Distribution or Payment. After payment or distribution of amounts credited to the Participant's Mandatory Deferred Compensation Account has commenced, the Participant may not change the period of time for which such amounts are payable. However the Participant may convert installment payments to a lump sum distribution subject to a penalty equal to a five percent (5%) reduction in the balance of the Participant's Mandatory Deferred Compensation Account, which shall be forfeited to the Company.

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                                    ARTICLE V

                          Designation of Beneficiaries

     5.1 Designation of Beneficiary. The Participant shall name one or more beneficiaries and contingent beneficiaries to receive any payments due Participant at the time of death. No designation of beneficiaries shall be valid unless in writing signed by the Participant, dated and filed with the Committee during the lifetime of such Participant. A subsequent beneficiary designation will cancel all beneficiary designations signed and filed earlier under this Plan, and such new beneficiary designation shall be applied to all amounts previously credited to the Participant's Mandatory Deferred Compensation Account (and/or Voluntary Deferred Compensation Account, as the case may be), as well as to any amounts to be credited to such Participant's Mandatory Deferred Compensation Account (and/or Voluntary Deferred Compensation Account, as the case may be), prospectively. In case of a failure of designation, or the death of the designated beneficiary without a designated successor, distribution shall be paid in one lump sum to the estate of the Participant.

     5.2 Spouse's Interest. The interest in any amounts hereunder of a spouse who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

     5.3 Survivor Benefits. Upon the Participant's death, any balances in the Participant's Mandatory Deferred Compensation Account and/or Voluntary Deferred Compensation Account shall be paid in accordance with the method and form elected by the Participant; provided, however, that the balance of the Participant's Mandatory Deferred Compensation Account and/or Voluntary Deferred Compensation Account may be paid out as a lump sum at the request of the designated beneficiary, and with the consent of the Committee.

                                   ARTICLE VI

                               Source of Payments

     All payments of deferred Compensation shall be paid in cash from the general funds of the Company and the Company shall be under no obligation to segregate any assets in connection with the maintenance of any Mandatory Deferred Compensation Account or Voluntary Deferred Compensation Account, nor shall anything contained in this Plan nor any action taken pursuant to the Plan create or be construed to create a trust of any kind, or a fiduciary relationship between the

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Company and Participant. Title to the beneficial ownership of any assets, whether cash or investments, that the Company may designate to pay the amount credited to a Mandatory Deferred Compensation Account or a Voluntary Deferred Compensation Account shall at all times remain in the Company and Participant shall not have any property interest whatsoever in any specific assets of the Company. Participant's interest in any Mandatory Deferred Compensation Account or Voluntary Deferred Compensation Account shall be limited to the right to receive payments pursuant to the terms of this Plan and such rights to receive shall be no greater than the right of any other unsecured general creditor of the Company.

                                   ARTICLE VII

                                Change in Control

     7.1 Effect of Change in Control on Payment. Anything to the contrary in this Plan notwithstanding, a Participant may make an election at any time (a "Change in Control Election") to receive, in a single lump sum payment, upon the occurrence of a Change in Control, the balance of such Participant's Mandatory Deferred Compensation Account and/or Voluntary Deferred Compensation Account, as of the valuation date immediately preceding the Change in Control. Any Change in Control Election, or revocation of an existing Change in Control Election, shall be null and void if a Change in Control occurs within twelve (12) months after it is made, and the Participant's most recent preceding Change in Control Election, if timely made and not revoked at least twelve (12) months before the Change in Control, shall remain in force. Each such election or revocation shall be in writing and in conformity with such rules as may be prescribed by the Committee. If no Change in Control Election is in force upon the occurrence of a Change in Control, from the date of such Change in Control and for twelve (12) months thereafter, each Participant, whether or not still a Director, shall have the right to withdraw, in a single lump-sum cash payment, an amount equal to ninety-five percent (95%) of the balance of each of such Participant's Mandatory Deferred Compensation Account and/or Voluntary Deferred Compensation Account (a "95% Withdrawal"), as of the valuation date immediately preceding the date of withdrawal; provided, however, that if this option is exercised, such Participant will forfeit to the Company the remaining five percent (5%) of the balance of each such account (as of the valuation date immediately preceding the date of withdrawal) from which the funds are withdrawn as a penalty. Payments pursuant to a 95% Withdrawal shall be made as soon as practicable, but no later than thirty (30) days after the Participant notifies the

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Committee in writing that such Participant is exercising the right to undertake a 95% Withdrawal.

     7.2 Amendment on or after Change in Control. On or after a Change in Control, or before, but in connection with, a Change in Control, no action shall be taken that would affect adversely the rights of any Participant or the operation of this Article VII with respect to the balance in the Participant's Accounts immediately before such action, including, by way of example and not of limitation, the amendment, suspension or termination of the Plan.

     7.3 Attorney's Fees. The Company shall pay all legal fees and related expenses incurred by a Participant in seeking to obtain or enforce any payment, benefit or right such Participant may be entitled to under the plan after a Change in Control. The Participant shall reimburse the Company for such fees and expenses at such time as a court of competent jurisdiction, or another independent third party having similar authority, determines that the Participant's claim was frivolously brought without reasonable expectation of success on the merits thereof.

                                  ARTICLE VIII
                                  Miscellaneous

     8.1 Nonalienation of Benefits. Participant shall not have the right to sell, assign, transfer or otherwise convey or encumber in whole or in part the right to receive any payment under this Plan except in accordance with Article V.

     8.2 Acceptance of Terms. The terms and conditions of this Plan shall be binding upon the heirs, beneficiaries and other successors in interest of Participant to the same extent that said terms and conditions are binding upon the Participant.

     8.3 Administration of the Plan. The Plan shall be administered by the Committee which may make such rules and regulations and establish such procedures for the administration of this Plan as it deems appropriate. In the event of any dispute or disagreements as to the interpretation of this Plan or of any rule, regulation or procedure or as to any questioned right or obligation arising from or related to this Plan, the decision of the Committee shall be final and binding upon all persons.

     8.4 Termination and Amendment. The Plan may be terminated at any time by the Board of Directors of Sunoco Partners LLC, and may be amended at any time by the Committee; provided, however, that, without the prior written consent of the Participant, no such amendment or termination shall affect adversely the rights of any Participant or beneficiary of a Participant with

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respect to amounts credited to such Participant's Mandatory Deferred
Compensation Account and/or Voluntary Deferred Compensation Account prior to such amendment or termination.

     8.5 Severability. In the case any one or more of the provisions contained in this Plan shall be invalid, illegal or unenforceable in any respect the remaining provisions shall be construed in order to effectuate the purposes hereof and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     8.6 Governing Law. THIS PLAN SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

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